Exhibit 99.1

Stockholders Approve SMTC Corporation’s Definitive Merger Agreement                           and Investment by H.I.G. Capital

TORONTO, March 31, 2021 -- SMTC Corporation (Nasdaq:SMTX) (“SMTC” or the “Company”), a global electronics manufacturing services provider and past winner of Frost & Sullivan’s Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced that its stockholders at its special meeting held earlier today voted to adopt the previously announced definitive merger agreement, pursuant to which an affiliate of H.I.G. Capital, LLC (“H.I.G.”) would complete its investment in SMTC. The proposed merger is expected to close the week of April 5, 2021, subject to customary closing conditions set forth in the merger agreement, which was filed as an exhibit to, and discussed in detail in, the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) by the Company on February 18, 2021, as supplemented by the supplemental disclosures filed with the SEC by the Company on February 25, 2021.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018. SMTC has more than 50 manufacturing and assembly lines in the United States and Mexico, which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Avionics, Aerospace and Defense, Industrial IoT, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors, Telecom, Networking and Communications, and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit board assembly production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, and sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. For further information on SMTC Corporation, please visit our website at www.SMTC.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, including statements regarding the proposed merger, the ability to consummate the proposed merger and the timing of the closing of the merger. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases, and specifically include the timing of the closing the merger, if at all. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the conditions to the closing of the proposed merger may not be satisfied and required regulatory approvals may not be obtained; (2) the proposed merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee to H.I.G. by the Company; (3) the business of the Company may suffer as a result of uncertainty surrounding the proposed merger; (4) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, including with customers and suppliers; (5) the outcome of any legal proceedings related to the proposed merger; (6) the failure by H.I.G’s affiliate to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed merger; and (7) other risks to consummation of the proposed merger, including the risk that the proposed merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended January 3, 2021, filed with the SEC on March 17, 2021. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s stockholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

SMTC Corporation Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com